Exhibit 10.2

Amended and Restated

Bally Technologies, Inc.

2008 Employee Stock Purchase Plan

(amended and restated as of October 22, 2013)

1.              PURPOSE

1.1   The purpose of the Plan is to provide a means by which Employees of the Bally Technologies, Inc. and designated Related Corporations (collectively “the Company”) may be given an opportunity to purchase shares of the Common Stock of the Company.

1.2   The Company, with the assistance of the Plan, seeks to retain the services of its Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

1.3   The Company intends the Plan to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

1.4   The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.    DEFINITIONS

2.1   “Account” means the account maintained on behalf of a Participant to which is credited (i) payroll deductions pursuant to Section 8 and (ii) shares of Common Stock acquired upon exercise of an option pursuant to Section 7.

2.2   “Authorization Form” means a form established by the Board authorizing payroll deductions as set forth in Section 8 and such other terms and conditions as the Board from time to time may determine.

2.3   “Board” means the Board of Directors of the Company.

2.4   “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

2.5   “Committee” means a committee appointed by the Board in accordance with Section 3.3 of the Plan.

2.6   “Common Stock” means the common stock of Bally Technologies, Inc. or any securities into which such common stock may be converted.

2.7   “Company” means Bally Technologies, Inc., collectively with any Related Corporation.

2.8   “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

2.8.1  a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company;

2.8.2  a sale or other disposition of at least a majority of the voting power of the outstanding equity securities of the Company;

2.8.3  a merger, consolidation or similar transaction following which the Company is not the surviving controlling corporation;

2.8.4 a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise; or

2.8.5  a liquidation or dissolution of the Company.

2.9   “Director” means a member of the Board.

2.10 “Eligible Employee” means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

2.11 “Eligible Earnings” means an Eligible Employee’s base salary/base wages, commissions and overtime pay paid during the portion of an Offering during which such Eligible Employee is participating in such Offering. For avoidance of doubt, cash bonuses and other forms of incentive compensation and income generated from stock awards shall not be included in “Eligible Earnings”.

2.12 “Employee” means any person, including Officers and Directors, who is employed for purposes of Section 423(b)(4) of the Code by the Company, but excluding (a) leased employees, as described in Section 414(n) of the Code, and (b) any payroll service bureau or employment agency employee, i.e., an individual for whom the direct pay or compensation with respect to the performance of services for the Company is paid by any outside entity, including, but not limited to, a payroll service bureau or employment agency. The determination whether an individual is a payroll service bureau employee or employment agency employee shall be made solely based on the method of paying the individual for his or her services, without regard to whether the individual is considered a common law employee of the Company for any other purpose. Neither service as a Director nor payment of a Director’s fee shall be sufficient to make an individual an Employee of the Company.

2.13 “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423 of the Code.

2.14 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.15 “Fair Market Value” means the value of a security, as determined in good faith by the Board. If the Common Stock is listed on any established stock exchange or market, the Fair Market Value of the Common Stock, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported for that business day) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the Trading Day prior to the relevant determination date, as reported in The Wall Street Journal or such other source as the Board deems reliable.

2.16 “Offering” shall means a period of three (3) months, or such other period of time as determined from time to time by the Committee. In no event shall an Offering exceed twenty-seven (27) months. The first Offering shall commence after shareholder approval of the Plan.

2.17 “Offering Date” means a date selected by the Board for an Offering to commence.

2.18 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.19 “Participant” means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

2.20 “Plan” means this Amended and Restated Bally Technologies, Inc. 2008 Employee Stock Purchase Plan.

2.21 “Purchase Date” means the date during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering. A Purchase Date must be a Trading Day.

2.22 “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

2.23 “Related Corporation” means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

2.24 “Securities Act” means the Securities Act of 1933, as amended.

2.25 “Trading Day” means any day the exchange(s) or market(s) on which shares of Common Stock are listed is open for trading.

3.              ADMINISTRATION

3.1   The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3.3. The Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan, to promulgate such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, and to take all action in connection therewith or in relation thereto as it deems necessary or advisable, regardless of whether the Board has delegated Plan administration to a Committee.

3.2   The Board (or a Committee designated by the Board) shall have the power, subject to and within the limitations of the express provisions of the Plan:

3.2.1  To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical);

3.2.2  To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan and which Employees of designated Related Corporations shall be eligible to participate in the Plan;

3.2.3  To construe and interpret the Plan and Purchase Rights granted under the Plan, and to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. Decisions of the Board shall be final and binding upon all Participants;

3.2.4  To amend the Plan as provided in Section 15; and

3.2.5  Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

3.3   The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. The Committee will serve for such period of time as the Board may specify. If the Board delegates administration to a Committee, then the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as the Board may adopt from time to time. The Committee shall have full power and authority to adopt, amend and rescind any rules and regulations which it deems desirable and appropriate for the proper administration of the Plan, to construe and interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements and to take all action in connection with administration of the Plan as it deems necessary or advisable, consistent with the delegation from the Board. Decisions of the Board shall be final and binding upon all Participants.

3.4   The Board may abolish or change the composition of the Committee at any time and, if abolished, revest in the Board the administration of the Plan. If the Board delegates administration to a Committee, then references to the Board in this Plan and in any Offering document shall thereafter be deemed to be the Committee, as appropriate.

3.5   In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company, members of the Board and of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted under the Plan, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at his or her own expense to handle and defend the same.

4.              SHARES OF COMMON STOCK SUBJECT TO THE PLAN

4.1   Subject to the provisions of Section 14, up to 850,000 aggregate shares of Common Stock may be sold pursuant to Purchase Rights granted under the Plan. If the total number of shares which would otherwise be subject to options granted under the Plan on an Offering Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Board shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Board shall give written notice to each Participant of such reduction of the number of option shares affected thereby and shall similarly reduce the rate of payroll deductions, if necessary. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares of Common Stock not purchased under such Purchase Right shall again become available for issuance under the Plan.

4.2   The shares of Common Stock subject to the Plan may be unissued shares, authorized and issued shares held in the Company’s treasury or Common Stock acquired on the open market at prevailing market prices or otherwise.

5.              GRANT OF PURCHASE RIGHTS; OFFERING

5.1   The Board may from time to time grant or provide for the grant of Purchase Rights of Common Stock under the Plan to Eligible Employees in an Offering on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive. Unless and until altered by the Board, each Offering shall be three (3) months in duration.

6.              ELIGIBILITY

6.1   Purchase Rights may be granted only to Employees of the Company. Except as provided in Section 6.2, an Employee shall be ineligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company is more than twenty (20) hours per week and more than five (5) months per calendar year.

6.2   The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

6.2.1  the date on which such Purchase Right is granted shall be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

6.2.2  the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

6.2.3  the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

6.3   No Employee may participate in the Plan if, immediately after a Purchase Right is granted, the Employee owns, or is considered to own (within the meaning of Code Section 424(d)), Common Stock, including Common Stock which the Employee may purchase by conversion of convertible securities or under outstanding options granted by the Company, representing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company. For purposes of this Section 6.3, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and Common Stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

6.4   As specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights do not permit such Eligible Employee’s rights to purchase Common Stock of the Company to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such Purchase Rights are granted, and which, with respect to the Plan, shall be determined as of their respective Offering Dates) for each calendar year in which such Purchase Rights are outstanding at any time; for purposes of this limitation, there shall be counted only options to which Section 423 of the Code applies. For purposes of the Plan, an option is “granted” on a Participant’s Offering Date. An option will expire upon the earlier to occur of (i) the termination of a Participant’s participation in the Plan or such Offering; (ii) the grant of an option to such Participant on a subsequent Offering Date; or (iii) the termination of the Offering. This Section 6.4 shall be interpreted so as to comply with Code Section 423(b)(8).

6.5   Officers of the Company, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that

Employees who are highly-compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate in the Offering.

7.              PURCHASE RIGHTS; PURCHASE PRICE

7.1   On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%) (or such greater or lesser percentage as determined by the Board prior to the commencement of an Offering) of such Employee’s Eligible Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. Unless the Board expressly determines otherwise, an Eligible Employee may designate up to ten percent (10%) of his or her Eligible Earnings for an Offering to be applied to the purchase of shares of Common Stock in such Offering.

7.2   The Board shall establish one Purchase Date during an Offering on which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

7.3   In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering. In connection with each Offering made under the Plan, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro-rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

7.4   Unless and until altered by the Board, the purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

8.              PARTICIPATION; WITHDRAWAL; TERMINATION

8.1   An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering an Authorization Form to the Company within the time specified in the Offering, in such form as the Company may provide. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant’s Eligible Earnings during the Offering. The payroll deductions made for each Participant shall be credited to a Participant’s Account under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero), but may not, unless otherwise determined by the Board, increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her Account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering. Notwithstanding any other provisions of the Plan to the contrary, in locations where local law prohibits payroll deductions, an eligible Employee may elect to participate through contributions to his or her Account under the Plan in a form acceptable to the Board.

8.2   Under procedures and at times established by the Board, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), such Participant’s interest in that Offering shall be automatically terminated and no further payroll deductions and/or other contributions for the purchase of Common Stock will be made during the Offering. A Participant’s withdrawal from an Offering shall have no effect upon such Participant’s eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new Authorization Form in order to participate in subsequent Offerings under the Plan. The Company may establish rules pertaining to the timing of withdrawals, limiting the frequency with which Participants may withdraw and re-enroll in the Plan and may impose a waiting period on Participants wishing to re-enroll following withdrawal. Unless and until altered by the Board, a Participant may elect to reduce his or her future payroll deductions at any time during an Offering but may not elect to increase his or her future payroll deductions during an Offering. Any elections shall be implemented by the Company within an administratively reasonable period of time.

8.3   Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee or, in the case of death, to the Participant’s heirs or estate, all of his or her accumulated payroll deductions and/or other contributions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering). The Board may also establish rules regarding when leaves of absence or changes of employment status will be considered to be a termination of employment, including rules regarding transfer of employment among any of the Company’s Related Corporations, and the Board may establish termination-of-employment procedures for this Plan that are independent of similar rules established under other benefit plans of the Company; provided that subject to Section 19, such procedures are not in conflict with the requirements of Section 423 of the Code.

8.4   Neither payroll deductions or other contributions credited to a Participant’s Account, nor any Purchase Rights granted under the Plan shall be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant’s lifetime, shall be exercisable only by such Participant. Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her Purchase Rights, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 8.2.

9.              EXERCISE

9.1   On each Purchase Date during an Offering, each Participant’s accumulated payroll deductions and/or other contributions specifically provided for in the Offering (without any increase for interest) shall be automatically applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering. The Company or its designee may make such provisions and take such action as it deems necessary or appropriate for the withholding of taxes or other amounts which the Company is required to withhold by applicable law. Each Participant, however, shall be responsible for payment of all individual tax liabilities arising under the Plan. The shares of Common Stock purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. During his or her lifetime, a Participant’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

9.2   If any amount of accumulated payroll deductions and/or other contributions remains in a Participant’s Account after the purchase of shares of Common Stock and such remaining amount is less than the amount required to purchase one share of Common Stock on the Purchase Date of an Offering, then such remaining amount shall be held in each such Participant’s Account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in Section 8.2, or is not eligible to participate in such Offering, as provided in Section 6, in which case such amount shall be distributed to the Participant after such Purchase Date, without interest (unless otherwise specified in the Offering).

9.3   No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign, and other securities and other laws applicable to the Plan. If, on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercisable on such Purchase Date. If, on the Purchase Date under any Offering hereunder, the shares of Common Stock are not registered and the Plan is not in such compliance, options granted under the Plan which are not in compliance shall not be exercisable and all payroll deductions and/or other contributions accumulated during the Offering shall be returned to the Participants, without interest. The provisions of this Section 9.3 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

9.4   As soon as practicable after the exercise of an option, the Company shall deliver to the Participant a record of the Common Stock purchased and the balance of any amount of payroll deductions and/or other contributions credited to the Participant’s Account not used for the purchase, except as specified below. The Board may permit or require that shares be deposited directly with a broker designated by the Board or to a designated agent of the Company, and the Board may utilize electronic or automated methods of share transfer. The Board may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. The Company shall retain the amount of payroll deductions and/or other contributions used to purchase Common Stock as full payment for the Common Stock and the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9. The Board may in its discretion direct the Company to retain in a Participant’s Account for the subsequent Offering any payroll deductions which are not sufficient to purchase a whole share of Common Stock or return such amount to the Participant. Any other amounts left over in a Participant’s Account after a Purchase Date shall be returned to the Participant.

10.       COVENANTS OF THE COMPANY

10.1 During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

10.2 The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11.       USE OF PROCEEDS FROM SHARES OF COMMON STOCK

Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12.       RIGHTS AS A STOCKHOLDER

A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13.       DESIGNATION OF BENEFICIARY

13.1 A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant’s Account under the Plan in the event of such Participant’s death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of such Participant’s death during an Offering. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective, to the extent required by local law.

13.2 The Participant (and if required under the preceding sentence, his or her spouse) may change such designation of beneficiary at any time by written notice. Subject to local legal requirements, in the event of a Participant’s death and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. The provisions of this Section 13.2 shall in no event require the Company to violate local law, and the Company shall be entitled to take whatever action it reasonably concludes is desirable or appropriate in order to transfer the assets allocated to a deceased Participant’s Account in compliance with local law.

14.       ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS

14.1 Subject to any required action by the stockholders of the Company, if any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, spin-off, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, reverse stock split, liquidating dividend, combination or reclassification of shares (including any such change in the number of shares of Common Stock effected in connection with a change in domicile of the Company), exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be equitably adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4.1, and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a “transaction not involving the receipt of consideration by the Company.”)

14.2 In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the Corporate Transaction) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants’ accumulated payroll deductions and/or other contributions (exclusive of any accumulated interest that cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants’ Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

14.3 In the event of the proposed liquidation or dissolution of the Company, the Offering will terminate immediately prior to the consummation of such proposed transaction, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions and/or other contributions will be refunded without interest to the Participants.

15.       AMENDMENT OF THE PLAN

15.1 The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange or market control, or regulatory treatment for Participants or the Company, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code or other applicable laws or regulations, including the rules and regulations of the applicable exchange or market.

15.2 It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

15.3 The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws or regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.       TERMINATION OR SUSPENSION OF THE PLAN

16.1 The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

16.2 Any benefits, privileges, entitlements, and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan prior to the end of the Offering in which such suspension or termination occurs except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

17.       EFFECTIVE DATE OF THE PLAN

The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board.

18.       MISCELLANEOUS PROVISIONS

18.1 The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering shall in any way alter the at-will nature of a Participant’s employment or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company, or on the part of the Company to continue the employment of a Participant.

19.       BOARD RULES FOR FOREIGN JURISDICTIONS

The Board may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Board is specifically authorized to adopt rules and procedures regarding handling of payroll deductions and/or other contributions by Participants, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates, which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including, but not limited to, the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a sub-plan and not the Plan. The Board may also adopt sub-plans applicable to particular Related Corporations or locations, which sub-plans may be designed to be outside the scope of Code section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 4, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

20.       REPORTS

Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions and/or other contributions, the Purchase Price, the number of shares of Common Stock purchased, and the remaining cash balance, if any.

21.       NOTICES

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.       ADDITIONAL RESTRICTIONS OF RULE 16b-3

The terms and conditions of options granted hereunder to, and the purchase of shares of Common Stock by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the shares of Common Stock issued upon exercise thereof shall be subject to, such additional conditions and restrictions, if any, as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

23.       GOVERNING LAW

This Plan shall be governed by applicable laws of the State of Nevada and applicable federal law.

24.       MISCELLANEOUS

(a)   Notwithstanding anything to the contrary contained herein, no interest shall accrue on the payroll deductions and/or other contributions of a Participant in the Plan unless otherwise required under applicable laws, in which case any Employees affected by such applicable laws shall be deemed to be participating in a sub-plan, unless the Board or the Committee otherwise expressly provides that such Employees shall be treated as participating in the Plan.

(b)   Notwithstanding anything to the contrary contained herein, all payroll deductions and/or other contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll reductions and/or other contributions unless otherwise required under applicable laws.